Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-144688, 333-127034, 333-114231, 333-168011) and Form S-8 (File No. 333-145719, 333-54164, 333-166272) of our report dated February 1, 2012, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appear on this annual report on Form 10-K for the year ended December 31, 2011.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
February 1, 2012